THERMON REPORTS FOURTH QUARTER AND FISCAL YEAR 2020 RESULTS

AUSTIN, Texas, June 1, 2020 -- Thermon Group Holdings, Inc. (NYSE:THR) (the "Company," "Thermon," "we" or "our") today announced consolidated financial results for the fourth quarter ("Q4 2020") and the fiscal year ended March 31, 2020 ("Fiscal 2020").

Q4 2020 highlights, as compared to the three months ended March 31, 2019 ("Q4 2019"), include:

•	Revenue of $88.4 million, a decrease of 23% compared to $114.2 million

•	Fully diluted GAAP EPS for Q4 2020 was $(0.09) per share, a decrease of 145% compared to $0.20

•	Non-GAAP Adjusted EPS for Q4 2020 was $0.01 per share, a decrease of 97% compared to $0.32

•	Net loss of $3.0 million, a decrease in net income of 144% compared to net income of $6.8 million

•	Adjusted EBITDA of $9.2 million, a decrease of 58% as compared to $21.7 million

Fiscal 2020 highlights, as compared to the fiscal year ended March 31, 2019 ("Fiscal 2019"), include:

•Revenue of $383.5 million, a decrease of 7% compared to $412.6 million
•Fully diluted GAAP EPS for Fiscal 2020 was $0.36, a decrease of 48% compared to $0.69
•Non-GAAP Adjusted EPS was $0.75 for Fiscal 2020, a decrease of 37% compared to $1.19
•Net Income of $11.9 million, a decrease of 48% compared to $22.8 million
•Adjusted EBITDA of $64.3 million, a decrease of 23% in Fiscal 2020 as compared to $83.5 million
•Net Debt to Adjusted EBITDA ratio at March 31, 2020 of 2.1x
•Generated Free Cash Flow of $60.7 million an increase of 398% as compared to $12.2 million

Bruce Thames, Thermon's President and Chief Executive Officer said, "Thermon has always been a company that prioritizes health and safety, and that culture has never been more valuable than in today's environment. As a supplier to critical infrastructure, we continue to operate and serve our customers despite the significant and rapid changes in the global economy due to the COVID-19 pandemic. In response to lower demand in our end-markets, we have proactively taken actions to reduce our run-rate costs, enhance our liquidity position and ensure the continued strength of our balance sheet for the coming year. I am proud of how our employees have responded to the current challenges while exemplifying our values of care, commitment and collaboration every day. Our balance sheet is strong, and we expect to continue to deliver industry leading innovation and technology while generating positive free cash flow during the next twelve months."

During Q4 2020, the Company generated revenue of $88.4 million versus $114.2 million in Q4 2020, a decrease of $25.8 million or 23%. During Q4 2020, new facility construction (or "Greenfield") and facility maintenance, repair and operations and upgrade or expansion ("MRO/UE") activity from our legacy heat tracing business accounted for approximately 40% and 60% of revenue, respectively. Gross margin during Q4 2020 was 40.3% compared to 39.4% in Q4 2019. Gross margins were negatively impacted during the quarter by a one-time adjustment related to operational execution for $3.5 million, representing a 390 basis point impact to Q4 2020 gross margins.

Q4 2020 total orders were $90.5 million versus $105.7 million in Q4 2019, a decrease of $15.2 million or 14%. Q4 2020 backlog of $105.7 million represents a $14.3 million, or 12%, decrease as compared to Q4 2019 backlog of $120.0 million.

Q4 2020 net loss attributable to Thermon and GAAP earnings per share ("GAAP EPS") were $3.0 million and $(0.09) per fully diluted common share, respectively, compared to net income of $6.8 million and $0.20 per fully diluted common share, respectively, in Q4 2019. After taking into account certain one-time charges and the impact of intangible amortization (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in Q4 2020 of $0.4 million and Adjusted EPS of $0.01 per fully diluted common share compared to $10.5 million and $0.32 per fully diluted common share, respectively, in Q4 2019. Adjusted EBITDA was $9.2 million in Q4 2020 as compared to $21.7 million in Q4 2019, a decrease of $12.5 million or 58% (see table, Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA).

In Fiscal 2020, the Company generated revenue of $383.5 million compared to $412.6 million in Fiscal 2019, a decrease of $29.1 million or 7%. Gross margin during Fiscal 2020 was 42.1% compared to 42.6% in Fiscal 2019.

Our mix of Greenfield and MRO/UE sales was 40% and 60% in Fiscal 2020 compared to 49% and 51% in Fiscal 2019, respectively. Fiscal 2020 orders were $365.4 million versus $377.4 million in Fiscal 2019, a decrease of $12.0 million or 3%.

Fiscal 2020 net income attributable to Thermon and GAAP EPS were $11.9 million and $0.36 per fully diluted common share, respectively, compared to $22.8 million and $0.69 per fully diluted common share, respectively, in Fiscal 2019. After taking into account certain one-time charges and the impact of intangible amortization (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in Fiscal 2020 of $24.8 million and Adjusted EPS of $0.75 per fully diluted common share compared $39.2 million and $1.19 per fully diluted common share, respectively, during Fiscal 2019. Adjusted EBITDA was $64.3 million in Fiscal 2020 as compared to $83.5 million in Fiscal 2019, a decrease of $19.2 million or 23%.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss Q4 2020 and Fiscal 2020 results during a conference call today at 10:00 a.m. (Central Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 407-5976 from within the United States/Canada and (412) 902-0031 from outside of the United States/Canada.  A replay of the webcast will be available on Thermon’s Investor Relations website after the conclusion of the call.

About Thermon

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted Net Income" and "Free cash flow" which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted Net Income" and "Adjusted fully diluted earnings per share" (or "Adjusted EPS") represents net income attributable to Thermon before costs related to the consolidation of our operating footprint in Canada, acceleration of unamortized debt costs, the tax benefit from income tax rate reductions in certain foreign jurisdictions, amortization of intangible assets and the income tax effect on any non-tax adjustments, per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, income attributable to non-controlling interests and costs related to the consolidation of our operating footprint in Canada. "Free cash flow" represents cash provided by operating activities less cash used for the purchase of property, plant and equipment, net of sales of rental equipment and proceeds from sales of land and buildings.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, or Adjusted Net Income. Adjusted EPS, Adjusted EBITDA and Adjusted Net Income should be considered in addition to, not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free cash flow as a measure of our liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted Net Income and Free cash flow may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted Net Income and Free cash flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA"

"Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used herein, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) the outbreak of the novel strain of coronavirus (COVID-19); (ii) general economic conditions and cyclicality in the markets we serve; (iii) future growth of energy, chemical processing and power generation capital investments; (iv) our ability to operate successfully in foreign countries; (v) our ability to deliver existing orders within our backlog; (vi) our ability to effectively integrate THS product lines into our existing sales and market channels; (vii) the imposition of certain operating and financial restrictions contained in our debt agreements; (viii) tax liabilities and changes to tax policy; (ix) our ability to bid and win new contracts; (x) our ability to successfully develop and improve our products and successfully implement new technologies; (xi) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (xii) our revenue mix; (xiii) our ability to acquire smaller value added companies; (xiv) changes in relevant currency exchange rates; (xv) impairment of goodwill and other intangible assets; (xvi) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xvii) our ability to protect our trade secrets; (xviii) our ability to protect our intellectual property; (xix) our ability to protect data and thwart potential cyber-attacks; (xx) a material disruption at any of our manufacturing facilities; (xxi) our dependence on subcontractors and third-party suppliers; (xxii) our ability to profit on fixed-price contracts; (xxiii) our ability to achieve our operational initiatives; (xxiv) potential liability related to our products as well as the delivery of products and services; (xxv) our ability to comply with foreign anti-corruption laws; (xxvi) export control regulations or sanctions; (xxvii) changes in U.S. and foreign government administrative policy; (xxviii) geopolitical instability in Russia and Ukraine and related sanctions by the U.S. government; (xxix) our ability to comply with the complex and dynamic system of laws and regulations applicable to domestic and international operations, including U.S. government tariffs and the United Kingdom’s referendum vote; (xxx) environmental and health and safety laws and regulations as well as environmental liabilities; and (xxxi) climate change and related regulation of greenhouse gases. Any one of these factors or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate. For additional detail regarding the foregoing factors, and for detail regarding additional factors that have impacted or may impact our business and operations, see the information contained in Item 1A under the caption “Risk Factors” in our Annual Report on Form 10-K and the discussion of risk factors contained in our subsequent filings with the Securities and Exchange Commission.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Kevin Fox

(512) 690-0600

Investor.Relations@thermon.com

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019
Sales	$88,371	$114,230	$383,486	$412,642
Cost of sales	52,787	69,261	221,848	236,702
Gross profit	35,584	44,969	161,638	175,940
Operating expenses:
Marketing, general and administrative and engineering	27,510	25,630	106,242	102,512
Stock compensation expense	1,290	1,018	4,960	4,148
Amortization of intangible assets	4,419	4,611	17,773	20,771
Income from operations	2,365	13,710	32,663	48,509
Interest income and expense, net	(2,573)	(3,442)	(12,142)	(13,721)
Debt cost amortization	(311)	(708)	(1,885)	(1,755)
Interest expense, net	(2,884)	(4,150)	(14,027)	(15,476)

Other income (expense)	(1,557)	36	(1,558)	109
Income before provision for taxes	(2,076)	9,596	17,078	33,142
Income tax expense	892	2,847	5,142	9,973
Net income (loss)	(2,968)	6,749	11,936	23,169

Income (loss) attributable to non-controlling interests	—	(19)	(2)	413
Net income (loss) attributable to Thermon	$(2,968)	$6,768	$11,938	$22,756

Net income (loss) per common share:
Basic income (loss) per share	$(0.09)	$0.21	$0.36	$0.70
Diluted income (loss) per share	$(0.09)	$0.20	$0.36	$0.69
Weighted-average shares used in computing net income per common share:
Basic common shares	32,893	32,606	32,760	32,569
Fully-diluted common shares	33,289	33,167	33,149	33,054

	March 31, 2020 (unaudited)	March 31, 2019
Cash and cash equivalents	$43,237	$31,402
Total gross debt	176,000	217,725
Total equity	346,439	348,949

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income (loss) attributable to Thermon to Adjusted EBITDA
(Unaudited, in Thousands)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	Year Ended March 31, 2020	Year Ended March 31, 2019
Net income (loss) attributable to Thermon	$(2,968)	$6,768	$11,938	$22,756
Interest expense, net	2,884	4,150	14,027	15,476
Income tax expense	892	2,847	5,142	9,973
Depreciation and amortization expense	7,120	6,939	28,275	29,965
EBITDA (non-GAAP)	$7,928	$20,704	$59,382	$78,170
Stock compensation expense	1,290	1,018	4,960	4,148
Consolidation of operating footprint in Canada	—	—	—	757
Income (loss) attributable to non-controlling interests	—	(19)	(2)	413
Adjusted EBITDA (non-GAAP)	$9,218	$21,703	$64,340	$83,488

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income (loss) attributable to Thermon to Adjusted Net Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	Year Ended March 31, 2020	Year Ended March 31, 2019	Adjustment to:

GAAP net income (loss) attributable to Thermon	$(2,968)	$6,768	$11,938	$22,756

Consolidation of operating footprint in Canada	—	—	—	757	Operating expense
Accelerated amortization on optional debt reduction	51	394	756	394	Interest expense
Tax benefit for impact of rate reduction in foreign jurisdictions	—	—	(1,231)	—	Income tax expense
Amortization of intangible assets	4,419	4,611	17,773	$20,771	Intangible asset amortization
Tax effect of non-tax adjustments	(1,073)	(1,270)	(4,447)	$(5,499)	Income tax expense
Adjusted net income (non-GAAP)	$429	$10,503	$24,789	$39,179

Adjusted-fully diluted earnings per common share (adjusted EPS) (non-GAAP)	$0.01	$0.32	$0.75	$1.19

Fully-diluted common shares	33,289	33,167	33,149	33,054

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	Year Ended March 31, 2020	Year Ended March 31, 2019
Cash provided by operating activities	$18,371	$13,381	$70,726	$23,227
Less: Cash used for purchases of property, plant and equipment	(4,154)	(3,228)	(10,855)	(12,036)
Plus: Sale of rental equipment	232	303	603	981
Plus: Proceeds from sales of land and buildings	—	10	242	33
Free cash flow provided (non-GAAP)	$14,449	$10,466	$60,716	$12,205